SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 25, 1997



                               Golf Ventures, Inc.
--------------------------------------------------------------------------------
              Exact name of registrant as specified in its charter



        Utah                             0-21337               87-0403864
--------------------------------------------------------------------------------
 State or other jurisdiction           Commission           IRS Employer ID#
  of incorporation



             345 North 2450 East, Suite 125, St. George, Utah 84790
--------------------------------------------------------------------------------
               Address and zip code of principal executive offices



                                  801-628-8142
--------------------------------------------------------------------------------
                          Registrant's telephone number

Item 1.   Changes in Control of Registrant

     See Item 2.

Item 2.   Acquistion or Disposition of Assets

     On November 25, 1997, the management of Golf Ventures, Inc. received the final closing documents making effective Golf Ventures' acquisition of U.S. Golf Communities, Inc. in a reorganization transaction which resulted in the shareholders of U.S. Golf receiving 81% of the equity securities and voting power of Golf Ventures. Golf Ventues created a new series of convertible preferred stock, Series D, and exchanged approximately 7,700,000 shares of Series D Preferred Stock for all of the outstanding stock of U.S. Golf Communities. Inc. Each share of Series D preferred stock is convertible into four (4) shares of common stock of Golf Ventures. In the meantime, each share of Series D preferred stock has four (4) votes in any vote of common stockholders of Golf Ventures.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GOLF VENTURES, INC.


                                            /s/ Duane H. Marchant
                                            ----------------------------
                                            Duane H. Marchant, President


DATED:  November 25, 1997